Exhibit 5

FORM OF AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to Purchase Agreement, dated as of October 26, 2016 (this “Amendment”), by and among Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”), amends the Purchase Agreement, dated as of October 4, 2016 (the “Agreement”), by and among the Company and the Investors.  Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the Investors wish to amend Section 7.11 of the Agreement in its entirety.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the undersigned agree as follows:

1.                                      Section 7.11 of the Agreement is hereby amended and restated in its entirety effective as of October 4, 2016 as follows:

“7.11                  Additional Private Placement.  Following the entry by the parties into this Agreement, the Company shall conduct a private placement of the Series A Preferred Stock (the “Additional Private Placement”), and will use commercially reasonable efforts to obtain binding commitments from investors (which may include the Investors, the Other Existing Investors or third parties) for the purchase of not more than Thirty Eight Million Six Hundred Thousand One Hundred Dollars ($38,600,100) in Series A Preferred Stock in such private placement; provided that such Additional Private Placement shall not be on terms more favorable to any such investor than the terms provided to the Investors under this Agreement.”

2.                                      This Amendment supersedes and shall control over any inconsistent provisions of the Agreement.  Except as amended herein, the Agreement shall remain in full force and effect as written.  The provisions of Article IX of the Agreement shall apply mutatis mutandis to this Amendment.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized:

The Investors:

Apollo Centre Street Partnership, L.P.
By: Apollo Centre Street Management, LLC, its investment manager

By:
Name: Joseph D. Glatt
Title: Vice President

Apollo Franklin Partnership, L.P.
By: Apollo Franklin Management, LLC, its investment manager

By:
Name: Joseph D. Glatt
Title: Vice President

Apollo Credit Opportunity Trading Fund III
By: Apollo Credit Opportunity Fund III LP, its general partner
By: Apollo Credit Opportunity Management III LLC, its investment manager

By:
Name: Joseph D. Glatt
Title: Vice President

By: Apollo Credit Opportunity Fund (Offshore) III LP, its general partner
By: Apollo Credit Opportunity Management III LLC, its investment manager

By:
Name: Joseph D. Glatt
Title: Vice President

Apollo European Credit Fund, L.P.
By: Apollo European Credit Management, L.P., its investment manager
By: Apollo European Credit Management GP, LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

AES (Lux) S.a r.l.
By: Apollo European Strategic Management, L.P., its investment manager
By: Apollo European Strategic Management GP, LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

Apollo SK Strategic Investments, L.P.
By: Apollo SK Strategic Management, LLC, its investment manager

By:
Name: Joseph D. Glatt
Title: Vice President

Apollo Special Opportunities Managed Account, L.P.
By: Apollo SVF Management, L.P., its investment manager
By: Apollo SVF Management GP, LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

Apollo Zeus Strategic Investments, L.P.
By: Apollo Zeus Strategic Management, LLC, its investment manager

By:
Name: Joseph D. Glatt
Title: Vice President

Acknowledged and agreed:
GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

3